UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2023

AKOUSTIS TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38029	33-1229046
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification Number)

9805 Northcross Center Court, Suite A

Huntersville, NC 28078

(Address of principal executive offices, including zip code)

704-997-5735

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol:	Name of each exchange on which registered:
Common Stock, $0.001 par value	AKTS	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 19, 2023, Akoustis Technologies, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with B. Riley Securities, Inc., as representative of the several underwriters named in Schedule B thereto (the “Underwriters”), pursuant to which the Company agreed to issue and sell to the Underwriters 12,545,454 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), in an underwritten public offering (the “Offering”) pursuant to a Registration Statement on Form S-3, which became effective under the Securities Act of 1933, as amended (the “Securities Act”), on February 15, 2022 (File No. 333-262540) (the “Registration Statement”), and a related prospectus, including the related preliminary prospectus supplement filed with the Securities and Exchange Commission (the “SEC”) on January 18, 2023 and the final prospectus supplement filed with the SEC on January 23, 2023. In addition, pursuant to the Underwriting Agreement, the Company granted the Underwriters an option, exercisable for a period of 30 calendar days from January 19, 2023, to purchase up to an additional 1,636,363 shares of Common Stock solely to cover over-allotments (the “Over-Allotment Option”), which Over-Allotment Option was exercised in full. The net proceeds from the Offering were approximately $32.0 million, after deducting the underwriting discount and estimated offering expenses payable by the Company. Under the terms of the Underwriting Agreement, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments that the Underwriters may be required to make in respect of those liabilities. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties. The Offering closed on January 24, 2023.

The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K, and the foregoing description of the terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit, which is incorporated herein by reference. A copy of the opinion of K&L Gates LLP relating to the validity of the issuance and sale of the shares of Common Stock in the Offering is attached as Exhibit 5.1 hereto.

Item 8.01 Other Events.

On January 19, 2023, the Company issued a press release with respect to the pricing of the Offering. The press release is attached as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated January 19, 2023, by and between Akoustis Technologies, Inc. and B. Riley Securities, Inc., as representative of the several underwriters named in Schedule B thereto
5.1	Opinion of K&L Gates LLP
23.1	Consent of K&L Gates LLP (contained in Exhibit 5.1)
99.1	Press Release, dated January 19, 2023
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Akoustis Technologies, Inc.

Date: January 24, 2023	By:	/s/ Jeffrey B. Shealy
	Name:	Jeffrey B. Shealy
	Title:	President and Chief Executive Officer

2